UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 20, 2006



                            HARVEY ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


         NEW YORK                        1-4626                13-1534671
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(State or other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation)                                       Identification Number)


                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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       (Address of principal executive office)           (Zip Code)


Registrant's telephone number, including area code: (201) 842-0078


                                       N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Items 3.01 and 7.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Regulation FD Disclosure

     On September 20, 2006, the Registrant received notice ("Notice") of a Nasdaq Staff Determination indicating that the Registrant does not comply with Marketplace Rule 4310(c)(2)(B), which requires the Registrant to have: (i) a minimum of $2,500,000 in stockholders' equity, (ii) $35,000,000 market value of listed securities, or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Accordingly, the Notice serves as an additional basis for, and the Registrant's securities are therefore subject to, delisting from the Nasdaq Capital Market.

     The Notice further indicates that the Panel will consider the details set forth in the Notice in rendering a determination regarding the Registrant's continued listing on the Nasdaq Capital Market and provides the Registrant with an opportunity to present its views to the Panel with respect to the Notice by no later than September 27, 2006. The Registrant intends to respond to the Panel on or before September 27, and has been, and will continue to be, in contact with the Panel in an effort to continue the Registrant's listing on the Nasdaq Capital Market.

     Previously on December 20, 2005, the Registrant received a Nasdaq notification that its shares were subject to delisting for failing to maintain a minimum bid price of at least than $1.00 per share. The Registrant requested a hearing with the Panel regarding the Staff's June determination. Following the hearing on August 17, 2006, the Panel, on September 1, 2006, granted the Registrant's request for continued listing on the Nasdaq Capital Market subject to certain conditions.

     Since the September 1 determination, the Registrant has been in contact with the Panel regarding these conditions, specifically requesting a waiver of the requirement that the Registrant have stockholders' equity of at least $2,500,000 for the quarter ended July 29, 2006. The Registrant is awaiting the Panel's further decision on this matter.

     In its response to the Panel, the Registrant will further inform Nasdaq about the status of the proposed $4 million equity financing for which it is seeking shareholder approval at its annual meeting on October 27, 2006. This equity investment would bring the Registrant back into compliance with the minimum shareholder equity rules of Nasdaq.

     While there can be no assurance that the Panel will grant Harvey's request for continued listing, the Registrant may appeal any adverse decision of the Panel to the Nasdaq Listing and Hearing Review Council. However, any such appeal by the Registrant would not stay the ruling of the Listing Qualifications Panel. Should the stock be delisted from the Nasdaq Capital Market, the Registrant will consider alternatives to the Nasdaq listing.

Item 9.01 Financial Statements and Exhibits

          99.1 Press Release dated September 26, 2006


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            HARVEY ELECTRONICS, INC.


                       By: /s/ Joseph J. Calabrese
                           ----------------------------------------------
                           Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary


Date:  September 26, 2006

Exhibit 99.1  Press Release Dated September 26, 2006


                                     HARVEY
                        Extraordinary. In every way.(TM)

For Immediate Release
September 26, 2006


              HARVEY ELECTRONICS RECEIVES NASDAQ ADDITIONAL STAFF
                    DETERMINATION NOTICE REGARDING DELISTING

                Harvey Submitting Additional Response to Nasdaq
                      in Effort to Maintain Stock Listing

Lyndhurst, NJ, September 26, 2006 -- Harvey Electronics, Inc. ("Harvey Electronics", "Harvey" or the "Company"; NASDAQ Capital Market symbol: "HRVE"), a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area, today announced that on September 20, 2006, the Company received notice of an additional Nasdaq Staff Determination (the "Notice") indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B) and as a result, there is an additional basis for delisting the Company's common stock from the Nasdaq Capital Market. Marketplace Rule 4310(c)(2)(B) requires that the Company have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

The Notice indicates that the Listing Qualifications Panel (the "Panel") hearing this matter will consider the details set forth in the Notice in rendering a determination regarding the Company's continued listing on the Nasdaq Capital Market and provides the Company with an opportunity to present its views to the Panel with respect to the Notice by no later than September 27, 2006. The Company intends to respond to the Panel on or before September 27, and has been, and will continue to be, in contact with the Panel in an effort to continue the Company's listing on the Nasdaq Capital Market.

Previously on December 20, 2005, the Company received a Nasdaq notification that its shares were subject to delisting for failing to maintain a minimum bid price of at least than $1.00 per share. The Company requested a hearing with the Panel regarding the Staff's June determination. Following the hearing on August 17, 2006, the Panel, on September 1, 2006, granted the Company's request for continued listing on the Nasdaq Capital Market subject to certain conditions.

Since the September 1 determination, the Company has been in contact with the Panel regarding these conditions, specifically requesting a waiver of the requirement that the Company have stockholders' equity of at least $2,500,000 for the quarter ended July 29, 2006. The Company is awaiting the Panel's further decision on this matter.

In its response to the Panel, Harvey will further inform Nasdaq about the status of the proposed $4 million equity financing for which it is seeking shareholder approval at its annual meeting on October 27, 2006. This equity investment would bring the Company back into compliance with the minimum shareholder equity rules of Nasdaq.

While there can be no assurance that the Panel will grant Harvey's request for continued listing, the Company may appeal any adverse decision of the Panel to the Nasdaq Listing and Hearing Review Council. However, any such appeal by the Company would not stay the ruling of the Listing Qualifications Panel. Should the stock be delisted from the Nasdaq Capital Market, the Company will consider alternatives to the Nasdaq listing.

About Harvey Electronics

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area. The Company currently operates a total of nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, in Eatontown, New Jersey and our newest store in Bridgewater, New Jersey. The Bang & Olufsen branded store is located in Union Square on 927 Broadway at 21st Street, in Manhattan. The Company also has a Bang & Olufsen showroom within our Harvey retail store in Greenwich, Connecticut.

Audio Video International, a well-respected trade publication, has named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row.

Please visit a Harvey store or one of our Bang & Olufsen showrooms. Also, please inquire about Harvey's custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.

CONTACTS:
o        Michael E. Recca,
         Chairman of the Board
         Tel. (212) 709-1907, Fax: (212) 709-1952
         Email: mer@skycapitalholdings.com
o        Franklin C. Karp, CEO/President,
         E-mail: fkarp@harveyonline.com or
         Joseph J. Calabrese, Executive Vice President & CFO
         E-mail: jcalabrese@harveyonline.com
         Harvey Electronics, Inc.
         Tel. (201) 842-0078, Fax (201) 842-0317